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                                                                     EXHIBIT 5.1

                       [FULBRIGHT & JAWORSKI L.L.P. LETTERHEAD]






                                April 7, 2000


Media Metrix, Inc.
250 Park Avenue South, 7th Floor
New York, New York 10003

Dear Sirs:

         In connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by Media Metrix, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to the public offering by selling stockholders of up to 868,756 shares (the "Shares") of the Company's Common Stock ("Common Stock"), par value $.01 per share, we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have considered necessary or appropriate for the purposes of this opinion. Our opinion set forth below is limited to the General Corporation Law of the State of Delaware.

         We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on and subject to the foregoing, we advise you that in our opinion the Shares are legally issued, fully paid and non-assessable.

         In rendering the opinion expressed above regarding the fully paid status of the Common Stock, we have relied solely on certificates of certain officers of the Company that the Company has received payment in full of the purchase price or other consideration specified by the Board of Directors of the Company for the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

         The opinion expressed herein is solely for your benefit, and may be relied upon only by you.



                                     Very truly yours,



                                     /s/ FULBRIGHT & JAWORSKI L.L.P.